Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, November 8, 2024 Christopher R. Byrnes (315) 743-8376 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES THIRD QUARTER 2024 RESULTS

•Annual Recurring Revenue (ARR)(1) grew to $248.1 million - total growth of 93.3% inclusive of organic growth of 24.8% from $128.3 million reported in Q3 '23

•Quarterly subscription service revenues increased 91.0% year-over-year from Q3 '23

•PAR completed the sale of Rome Research Corporation, completing the divestiture of PAR's Government segment

•PAR completed the acquisition of TASK Group Holdings Limited (“TASK Group”), an Australia-based global foodservice transaction platform

New Hartford, NY - November 8, 2024 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the third quarter ended September 30, 2024.

Savneet Singh, PAR Technology CEO commented, “We delivered another strong quarter in Q3, driven by increased demand for our enterprise foodservice software. Our organic ARR grew by approximately 25% and total ARR grew by 93% in the quarter from Q3 ‘23. Our performance in the quarter demonstrates the continued execution of our strategic plan as we consistently demonstrate our ability to deliver best-in-class products, while at the same time proving our better together outcomes. Equally important we delivered our first quarter of positive adjusted EBITDA since current management took over the business. This reinforces our belief that we will be able to demonstrate incredibly strong unit economics, leveraging the platform we’ve built up over the past few years.”

Q3 2024 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q3 2024	Q3 2023	vs. Q3 2023	Q3 2024	Q3 2023	vs. Q3 2023
Revenue	$96.8	$68.7	better 40.8%
Net Loss from Continuing Operations/Adjusted EBITDA	$(20.7)	$(19.2)	worse $1.4 million	$2.4	$(6.6)	better $9.0 million
Diluted Net Loss Per Share from Continuing Operations	$(0.58)	$(0.70)	better $0.12	$(0.09)	$(0.35)	better $0.26
Subscription Service Gross Margin Percentage	55.3%	50.6%	better 4.7%	66.8%	69.4%	worse 2.6%

Year-to-Date 2024 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q3 2024	Q3 2023	vs. Q3 2023	Q3 2024	Q3 2023	vs. Q3 2023
Revenue	$245.0	$206.8	better 18.5%
Net Loss from Continuing Operations/Adjusted EBITDA	$(64.6)	$(60.1)	worse $4.5 million	$(12.1)	$(31.0)	better $18.9 million
Diluted Net Loss Per Share from Continuing Operations	$(1.90)	$(2.19)	better $0.29	$(0.74)	$(1.53)	better $0.79
Subscription Service Gross Margin Percentage	53.6%	48.0%	better 5.6%	66.4%	67.0%	worse 0.6%

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” for reconciliations and descriptions of non-GAAP financial measures to corresponding GAAP financial measures. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.

(2) Results exclude historical results from our Government segment which are reported as discontinued operations.

The Company's key performance indicators ARR and Active Sites(1) are presented as two subscription service product lines:

•Engagement Cloud consisting of Punchh, PAR Retail (formerly Stuzo), PAR Ordering (formerly MENU), and Plexure product offerings.
•Operator Cloud consisting of PAR POS (formerly Brink POS), PAR Payment Services, PAR Pay, Data Central, and TASK product offerings.

Highlights of Engagement Cloud - Third Quarter 2024(1):
•ARR at end of Q3 '24 totaled $154.7 million
•Active Sites as of September 30, 2024 totaled 117.8 thousand

Highlights of Operator Cloud - Third Quarter 2024(1):
•ARR at end of Q3 '24 totaled $93.4 million
•Active Sites as of September 30, 2024 totaled 32.7 thousand

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Earnings Conference Call.

There will be a conference call at 9:00 a.m. (Eastern) on November 8, 2024, during which management will discuss the Company's financial results for the third quarter ended September 30, 2024. The earnings conference call will be webcast live. To access the webcast, please visit the PAR Technology Investor Relations website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

About PAR Technology Corporation.

For over four decades, PAR Technology Corporation (NYSE: PAR) has been a leader in restaurant technology, empowering brands worldwide to create lasting connections with their guests. Our innovative solutions and commitment to excellence provide comprehensive software and hardware that enable seamless experiences and drive growth for over 120,000 foodservice locations in more than 110 countries. Embracing our "Better Together" ethos, we offer unified customer experience solutions, combining point-of-sale, digital ordering, loyalty and back-office software solutions as well as industry-leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, X (formerly Twitter), Facebook, and Instagram. The Company's Environmental, Social, and Governance report can be found at https://www.partech.com/company/ESG.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release because we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of September 30, 2024.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions and related software support, managed platform development services, and transaction-based payment processing services. We generally calculate ARR by annualizing the monthly subscription service revenue for all Active Sites as of the last day of each month for the respective reporting period.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

Trademarks.

“PAR®,” “PAR POS®” (formerly “Brink POS®”), “Punchh®,” “PAR OrderingTM” (formerly “MENUTM”), “Data Central®,” "Open Commerce®,” "PAR® Pay”, “PAR® Payment Services”, "StuzoTM," "PAR RetailTM," and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995, the accuracy of such statements is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to the plans, strategies and objectives of management relating to PAR's growth, results of operations, and financial performance, including service and product offerings, the development, demand, market share, and competitive performance of our products and services, continued growth of our business, our ability to achieve and sustain profitability, acceleration or improvement of financial results, annual recurring revenue (ARR) growth, active sites, capital investment and re-investment, and anticipated benefits of acquisitions, divestitures, and capital markets transactions. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

Factors, risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied include our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence (AI); our ability to successfully integrate acquisitions into our operations, and realize the anticipated benefits, including the acquisitions of Stuzo Holdings, LLC and TASK Group; macroeconomic trends, such as a recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; our ability to successfully expand our business or products into new markets or industries; geopolitical events, such as the effects of the Russia-Ukraine war, tensions with China and between China and Taiwan, hostilities in the Middle East, including the Israel conflict(s); and uncertainty relating to the U.S. presidential transition and the Trump administration's policies and regulations, including potential changes to trade agreements and tariffs; and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on the information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$105,804	$37,183
Cash held on behalf of customers	15,266	10,170
Short-term investments	12,578	37,194
Accounts receivable – net	60,298	42,679
Inventories	23,915	23,560
Other current assets	14,743	8,123
Current assets of discontinued operations	—	21,690
Total current assets	232,604	180,599
Property, plant and equipment – net	14,865	15,524
Goodwill	803,084	488,918
Intangible assets – net	226,051	93,969
Lease right-of-use assets	7,651	3,169
Other assets	15,019	17,642
Noncurrent assets of discontinued operations	—	2,785
Total Assets	$1,299,274	$802,606
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$35,186	$25,599
Accrued salaries and benefits	17,959	14,128
Accrued expenses	8,309	3,533
Customers payable	15,266	10,170
Lease liabilities – current portion	2,178	1,120
Customer deposits and deferred service revenue	30,444	9,304
Current liabilities of discontinued operations	—	16,378
Total current liabilities	109,342	80,232
Lease liabilities – net of current portion	5,559	2,145
Long-term debt	466,735	377,647
Deferred service revenue – noncurrent	1,733	4,204
Other long-term liabilities	23,198	3,603
Noncurrent liabilities of discontinued operations	—	1,710
Total liabilities	606,567	469,541
Shareholders’ equity:
Preferred stock, $0.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 116,000,000 shares authorized, 37,773,764 and 29,386,234 shares issued, 36,303,459 and 28,029,915 outstanding at September 30, 2024 and December 31, 2023, respectively	749	584
Additional paid in capital	972,811	625,154
Accumulated deficit	(258,886)	(274,956)
Accumulated other comprehensive loss	(118)	(939)
Treasury stock, at cost, 1,470,305 shares and 1,356,319 shares at September 30, 2024 and December 31, 2023, respectively	(21,849)	(16,778)
Total shareholders’ equity	692,707	333,065
Total Liabilities and Shareholders’ Equity	$1,299,274	$802,606

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2024 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Revenues, net:
Subscription service	$59,909	$31,363	$143,160	$89,700
Hardware	22,650	25,824	60,992	78,991
Professional service	14,195	11,514	40,825	38,123
Total revenues, net	96,754	68,701	244,977	206,814
Cost of sales:
Subscription service	26,789	15,497	66,424	46,655
Hardware	16,878	19,295	46,587	63,002
Professional service	10,056	8,775	30,849	31,925
Total cost of sales	53,723	43,567	143,860	141,582
Gross margin	43,031	25,134	101,117	65,232
Operating expenses:
Sales and marketing	10,500	9,532	31,237	29,005
General and administrative	27,352	17,525	77,896	52,926
Research and development	17,821	14,660	49,826	43,863
Amortization of identifiable intangible assets	2,699	464	5,577	1,393
Adjustment to contingent consideration liability	—	—	(600)	(7,500)
Gain on insurance proceeds	(147)	—	(147)	(500)
Total operating expenses	58,225	42,181	163,789	119,187
Operating loss	(15,194)	(17,047)	(62,672)	(53,955)
Other expense, net	(1,400)	(262)	(1,710)	(116)
Interest expense, net	(3,417)	(1,750)	(6,755)	(5,152)
Loss from continuing operations before (provision for) benefit from income taxes	(20,011)	(19,059)	(71,137)	(59,223)
(Provision for) benefit from income taxes	(653)	(175)	6,520	(873)
Net loss from continuing operations	(20,664)	(19,234)	(64,617)	(60,096)
Net income from discontinued operations	832	3,718	80,687	8,973
Net income (loss)	$(19,832)	$(15,516)	$16,070	$(51,123)

Net income (loss) per share (basic and diluted):
Continuing operations	$(0.58)	$(0.70)	$(1.90)	$(2.19)
Discontinued operations	0.02	0.14	2.38	0.33
Total	$(0.56)	$(0.56)	$0.48	$(1.86)

Weighted average shares outstanding (basic and diluted)	35,865	27,472	33,931	27,412
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. The income tax effect of the below adjustments, with the exception of non-recurring income taxes, were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Additionally, these measures may not be comparable to similarly titled measures disclosed by other companies.

Non-GAAP subscription service gross margin percentage is adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, and severance costs included within subscription service cost of sales.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Non-GAAP subscription service gross margin percentage	Represents subscription service gross margin percentage adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, and severance.	We believe that non-GAAP subscription service gross margin percentage and adjusted EBITDA provide useful perspectives with respect to the Company's core operating performance and ongoing cash earnings by adjusting for certain non-cash and non-recurring charges that may not be indicative of our financial performance.
Adjusted EBITDA
Represents net income (loss) before income taxes, interest expense and depreciation and amortization adjusted to exclude certain non-cash and non-recurring charges that may not be indicative of our financial performance.

Non-GAAP diluted net loss per share	Represents net loss per share excluding amortization of acquired intangible assets and certain non-cash and non-recurring charges that may not be indicative of our financial performance.
We believe that adjusting our non-GAAP diluted net loss per share to remove non-cash and non-recurring charges provides a useful perspective with respect to the Company's operating performance as well as comparisons to past and competitor operating results.

Stock-based compensation	Consists of charges related to our employee equity incentive plans.	We exclude stock-based compensation because management does not view these non-cash charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Contingent consideration	Adjustment reflects a non-cash reduction to the fair market value of the contingent consideration liability related to our acquisition of MENU Technologies AG.	We exclude changes to the fair market value of our contingent consideration liability because management does not view these non-cash, non-recurring charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Transaction costs	Adjustment reflects non-recurring professional fees incurred in transaction due diligence, including costs incurred in the acquisitions of Stuzo Blocker, Inc., Stuzo Holdings, LLC and their subsidiaries (the "Stuzo Acquisition") and TASK Group.	We exclude professional fees incurred in corporate development because management does not view these non-recurring charges, which are inconsistent in size and are significantly impacted by the timing and valuation of our transactions, as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Gain on insurance proceeds	Adjustment reflects the gain on insurance proceeds due to the settlement of a legacy claim.	We exclude these non-recurring adjustments because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Severance	Adjustment reflects severance tied to non-recurring restructuring events included in cost of sales, sales and marketing expense, general and administrative expense, and research and development expense.
Discontinued operations	Adjustment reflects income from discontinued operations related to the disposition of our Government segment.
Impairment loss	Adjustment reflects impairment loss included in general and administrative expense related to the discontinuance of the Brink POS trade name.
Other expense, net	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.
Non-recurring income taxes	Adjustment reflects a partial release of our deferred tax asset valuation allowance resulting from the Stuzo Acquisition.	We exclude these non-cash and non-recurring adjustments for purposes of calculating non-GAAP diluted net loss per share because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Non-cash interest	Adjustment reflects non-cash amortization of issuance costs and discount related to the Company's long-term debt.
Acquired intangible assets amortization	Adjustment reflects amortization expense of acquired developed technology included within cost of sales and amortization expense of acquired intangible assets.

The tables below provide reconciliations between net income (loss) and adjusted EBITDA, diluted net income (loss) per share and non-GAAP diluted net loss per share, and subscription service gross margin percentage and non-GAAP subscription service gross margin percentage.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2024	2023	2024	2023
Net income (loss)	$(19,832)	$(15,516)	$16,070	$(51,123)
Discontinued operations	(832)	(3,718)	(80,687)	(8,973)
Net loss from continuing operations	(20,664)	(19,234)	(64,617)	(60,096)
Provision for (benefit from) income taxes	653	175	(6,520)	873
Interest expense, net	3,417	1,750	6,755	5,152
Depreciation and amortization	10,575	6,549	26,702	20,133
Stock-based compensation	5,887	3,935	16,583	10,544
Contingent consideration	—	—	(600)	(7,500)
Transaction costs	1,125	—	6,103	—
Gain on insurance proceeds	(147)	—	(147)	(500)
Severance	(48)	—	1,680	253
Impairment loss	225	—	225	—
Other expense, net	1,400	262	1,710	116
Adjusted EBITDA	$2,423	$(6,563)	$(12,126)	$(31,025)

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation between GAAP and Non-GAAP Diluted Net Income (Loss) per share	2024	2023	2024	2023
Diluted net income (loss) per share	$(0.56)	$(0.56)	$0.48	$(1.86)
Discontinued operations	(0.02)	(0.14)	(2.38)	(0.33)
Diluted net loss per share from continuing operations	(0.58)	(0.70)	(1.90)	(2.19)
Non-recurring income taxes	—	—	(0.23)	—
Non-cash interest	0.02	0.02	0.05	0.06
Acquired intangible assets amortization	0.23	0.18	0.59	0.49
Stock-based compensation	0.16	0.14	0.49	0.38
Contingent consideration	—	—	(0.02)	(0.27)
Transaction costs	0.03	—	0.18	—
Gain on insurance proceeds	—	—	—	(0.02)
Severance	—	—	0.05	0.01
Impairment loss	0.01	—	0.01	—
Other expense, net	0.04	0.01	0.05	—
Non-GAAP diluted net loss per share	$(0.09)	$(0.35)	$(0.74)	$(1.53)

Diluted weighted average shares outstanding	35,865	27,472	33,931	27,412

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation between GAAP and Non-GAAP Subscription Service Gross Margin Percentage	2024	2023	2024	2023
Subscription Service Gross Margin Percentage	55.3%	50.6%	53.6%	48.0%
Depreciation and amortization	11.4%	18.4%	12.6%	18.8%
Stock-based compensation	0.1%	0.4%	0.1%	0.2%
Severance	—%	—%	0.1%	—%
Non-GAAP Subscription Service Gross Margin Percentage	66.8%	69.4%	66.4%	67.0%